EXHIBIT 1.01

DORMAN PRODUCTS, INC.

Conflict Minerals Report

Explanatory Note

This Conflict Minerals Report (the “Report”) of Dorman Products, Inc. (the “Company,” “we,” “us,” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2016 to December 31, 2016 (the “Reporting Period”).

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which are collectively referred to in this report as “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to metallic forms of tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, Conflict Minerals are necessary to the functionality of certain of the Company’s products that the Company contracts to manufacture.

Company and the Product Overview

I.	Introduction

The Company is a supplier of replacement parts and fasteners for passenger cars, light trucks and heavy duty trucks in the automotive aftermarket, many of which the Company designs and engineers. Conflict Minerals are necessary to the functionality of certain of the Company’s products that the Company contracted to manufacture and for which the manufacture was completed during the Reporting Period (the “Covered Products”). The Covered Products include products in the following product categories:

Power-train products which includes intake and exhaust manifolds, cooling products, harmonic balancers, fluid lines, fluid reservoirs, connectors, 4 wheel drive components and axles, drain plugs, and other engine, transmission and axle components.

Automotive body products which includes door handles and hinges, window lift motors, window regulators, switches and handles, wiper components, lighting, electrical, and other interior and exterior automotive body components.

Chassis products which includes brake hardware and hydraulics, wheel and axle hardware, suspension arms, knuckles, links, bushings, and other suspension, steering and brake components.

Hardware products which includes threaded bolts, auto body and home fasteners, automotive and home electrical wiring components, and other hardware assortments and merchandise.

The Company’s supply chain with respect to the Covered Products is complex and there are many parties in the supply chain between the manufacturer of the Covered Products and the original source of the Conflict Minerals. As a contract manufacturer, we do not purchase Conflict Minerals directly from mines or smelters/refiners. Rather, we rely on the manufacturers to acquire the raw materials necessary for the Covered Products. The Company must therefore rely on its supply chain to provide information regarding the origin of the Conflict Minerals that are included in the Covered Products. Additionally, we believe that the smelters/refiners of the Conflict Minerals are best suited to identify the sources of such minerals, and we have requested that our vendors take steps to identify the applicable smelters/refiners of the Conflict Minerals in our supply chain.

II.	Reasonable Country of Origin Inquiry

The Company conducted a good faith Reasonable Country of Origin Inquiry (“RCOI”) with respect to the Conflict Minerals included in the Covered Products. Such RCOI was reasonably designed to determine whether any of the Conflict Minerals included in the Covered Products originated in the Covered Countries and whether any of the Conflict Minerals may be from scrap or recycled sources.

We began this year’s RCOI by using internal product expertise to update our list of products that we contract to manufacture which may contain Conflict Minerals. We then identified the names of our largest thirty seven vendors that accounted for 85% by dollars spent on Covered Products from whom we contracted to manufacture such products. Once identified, we sent each such vendor a Conflict Minerals reporting template (described below) and a letter with instructions on how to complete the reporting template. We have adopted the Electronic Industry Citizenship Coalition (EICC) Conflict Minerals Reporting Template (the “Template”) as a standard questionnaire for conducting inquiries into our vendor’s sources of metals. This Template was created by the EICC and the Global e-Sustainability Initiative (GeSI) as a common means for the collection of sourcing information related to Conflict Minerals. As a part of this process, we provided assistance to vendors about the specifics of the Rule and the information requested by the Template, including the types of evidence/documents that vendors could use to find/back-up their answers in the Template.

In completing the Template, vendors were asked, among other questions, whether the products or components they supplied to us or manufactured for us contained Conflict Minerals; the origin of such Conflict Minerals; to identify the sources of Conflict Minerals from their lower tier level suppliers; to determine the smelter/refiner or mine origin or whether the Conflict Minerals were sourced from scrap or recycled sources. The vendors were asked to return a copy of the Template once completed. Upon return of the Template, responses from vendors were evaluated for completeness, consistency, plausibility, and gaps in information. If information on a Template returned from a vendor appeared to be incomplete, incorrect, or not trustworthy, our purchasing team would return the Template to the vendor by email with a request to complete or correct the questionable information.

Through our RCOI, some of our vendors disclosed to us that scrap/recycled sources of Conflict Minerals were identified in their supply chains and did not require due diligence. After reviewing the balance of the results of our RCOI and comparing the smelters/refiners identified in the supply-chain survey against verified lists produced by the Conflict Minerals Sourcing Initiative (CFSI), we determined that we had reason to believe that some of the Conflict Minerals necessary for the functionality of our Covered Products may have originated in a Covered Country. Therefore, we determined that the Rule required that we exercise due diligence on the source and chain of custody of such Conflict Minerals.

III.	Design of Due Diligence Framework

We designed our due diligence framework to conform in all material respects with the OECD (2016) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition.

IV.	Due Diligence Measures Performed by the Company

The due diligence measures that we performed for Covered Products included, but were not limited to, the following:

•	Maintaining a multi-disciplinary internal team to implement our Conflict Minerals due diligence measures. Our Conflict Minerals project team is headed by our Vice President of Purchasing and includes members from our supply chain, engineering, quality, finance and legal departments. The team meets on a quarterly basis to discuss the due diligence process and progress.
•	Communicating our Conflict Minerals Policy Statement (the “Conflict Minerals Policy”) to our vendors. A copy of the Company’s Conflict Minerals Policy is available at www.dormanproducts.com. The content of any website referred to in this Report is included for general information only and is not incorporated by reference into this Form SD.
•	Maintaining a database which was internally developed to store our supply chain Conflict Minerals records, including all returned Templates. All team members have access to this database.
•	Including contractual provisions in agreements with our vendors that require the vendor to abide by the terms of the Company’s Conflict Minerals Policy.
•	Reporting to senior management on vendors’ responses to our Conflict Minerals information requests.

•	Using a third party service, compared smelters/refiners identified by vendors to the CFSI lists of validated conflict free facilities and conducted our own supplemental research on smelters/refiners.

Appendix A contains a list of known smelters/refiners reported by the Company’s vendors which may have been used to process the Conflict Minerals utilized in the Covered Products. Based on the information obtained pursuant to the due diligence process, the Company does not have sufficient information with respect to those Covered Products purchased from its vendors to determine the country of origin of the Conflict Minerals in all Covered Products. At the same time, the Company received no information from its vendors indicating that the Conflict Minerals in the Company’s Covered Products directly or indirectly financed or benefitted armed groups in the Covered Countries. In some cases information was provided to us for the entire supply chain of a vendor, and was not necessarily limited to facilities that have been confirmed to contribute necessary Conflict Minerals to a Covered Product. Accordingly, we have been unable to definitely link the identified smelters/refiners to only those products/materials in our supply chain; therefore our smelter/refiner list likely contains more processing facilities than are actually in our supply chain or Covered Products. However, based on the information that was obtained, the Company has reasonably determined that countries of origin of the Conflict Minerals may include the countries listed within Appendix A.

As a contract manufacturer, we are a downstream indirect purchaser of Conflict Minerals. Accordingly, the efforts we have undertaken to identify the source and chain of custody of the Conflict Minerals in our products reflect our circumstances and position in the supply chain. As a result, our inquiry can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the Conflict Minerals necessary to the functionality of the Covered Products. Our process relies on data obtained directly from our vendors who seek similar information within their supply chain to identify the original sources of the necessary Conflict Minerals. Such sources of information may yield inaccurate or incomplete information.

V.	Steps to Further Mitigate Risk and Improve Due Diligence in 2017

The Company expects to take the following steps, among others, to improve its due diligence measures and to further mitigate the risk that the necessary Conflict Minerals contained in the Company’s products finance or benefit armed groups in the Covered Countries:

•	the Company will continue to engage with vendors in its supply chain to improve the completeness and accuracy of information provided to the Company;
•	the Company will continue to monitor changes in vendor circumstances that may impact their compliance with the Company’s Conflict Minerals Policy, and in turn may impact the Company’s continued engagement of and relationship with certain vendors;
•	the Company will continue to review new vendors for compliance with the Company’s Conflict Minerals Policy during the initial business review of each new vendor;

•	the Company will continue to encourage its vendors to take similar measures with their suppliers to ensure alignment with the Company’s sourcing philosophy throughout the supply chain;
•	the Company will continue to encourage its vendors to have only verified “conflict free” sources; and
•	the Company will continue to engage, through a third party service or through its supply chain, with the smelters/refiners set forth on Appendix A and others that may be identified in 2017 in order to identify the country of origin and mine or location of origin of the Conflict Minerals in the Covered Products.

APPENDIX A

SMELTERS/REFINERS

Set forth below are known smelters/refiners reported by the Company’s vendors which may have been used to process the Conflict Minerals utilized in the Covered Products (“Vendor-Reported Facilities”). Table 1 consists of the Vendor-Reported Facilities for which we were able to obtain country of origin information. Table 2 consists of the Vendor-Reported Facilities for which we were unable to obtain country of origin information.

Table 1

We identified country of origin information for the following Vendor-Reported Facilities (i) that have achieved Conflict Free designation by the Conflict Free Smelter Initiative (CFSI) or an audit program with which CFSI has mutual recognition, (ii) that are actively in the process of obtaining the designations; or (iii) through independent research on such Vendor-Reported Facilities.

Metal	Smelter/Facility
Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co., Ltd.
Gold	Al Etihad Gold
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti
Gold	Argor-Heraeus SA
Gold	Asahi Pretec Corporation
Gold	Asahi Refining Canada Limited
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	AU Traders and Refiners
Gold	Aurubis AG
Gold	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	CCR Refinery – Glencore Canada Corporation
Gold	Cendres + Métaux SA
Gold	Chimet S.p.A.
Gold	Daejin Indus Co., Ltd.
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	DODUCO GmbH
Gold	Dowa
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd.
Gold	Emirates Gold DMCC
Gold	Geib Refining Corporation
Gold	Gold Refinery of Zijin Mining Group Co., Ltd
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Heimerle + Meule GmbH
Gold	Heraeus Metals Hong Kong Ltd
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	Ishifuku Metal Industry Co., Ltd.

Metal	Smelter/Facility
Gold	Istanbul Gold Refinery
Gold	Japan Mint
Gold	Jiangxi Copper Company Limited
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska Miedź Spółka Akcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	Kyrgyzaltyn JSC
Gold	LS-NIKKO Copper Inc.
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Co Ltd
Gold	Metalor Technologies SA
Gold	Metalor USA Refining Corporation
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Modeltech Sdn Bhd
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co., Ltd.
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)
Gold	OJSC Novosibirsk Refinery
Gold	PAMP S.A.
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Precinox SA
Gold	Rand Refinery (Pty) Ltd.
Gold	Republic Metals Corporation
Gold	Royal Canadian Mint
Gold	SAAMP
Gold	Samduck Precious Metals
Gold	SAXONIA Edelmetalle GmbH
Gold	Schone Edelmetaal B.V.
Gold	SEMPSA Joyería Platería SA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	T.C.A S.p.A

Metal	Smelter/Facility
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	The Refinery of Shandong Gold Mining Co., Ltd.
Gold	Tokuriki Honten Co., Ltd.
Gold	Torecom
Gold	Umicore Brasil Ltda.
Gold	Umicore Precious Metals Thailand
Gold	Umicore SA Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi SA
Gold	Western Australian Mint trading as The Perth Mint
Gold	WIELAND Edelmetalle GmbH
Gold	Yamamoto Precious Metal Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	Conghua Tantalum and Niobium Smeltry
Tantalum	D Block Metals, LLC
Tantalum	Duoluoshan
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.
Tantalum	H.C. Starck Smelting GmbH & Co. KG
Tantalum	H.C. Starck Tantalum and Niobium GmbH
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Hi-Temp Specialty Metals, Inc.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	KEMET Blue Metals
Tantalum	Kemet Blue Powder
Tantalum	King-Tan Tantalum Industry Ltd.
Tantalum	LSM Brasil S.A.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineração Taboca S.A.
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	NPM Silmet AS
Tantalum	Power Resources Ltd.
Tantalum	QuantumClean
Tantalum	Resind Indústria e Comércio Ltda.
Tantalum	RFH Tantalum Smeltry Co., Ltd.
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemical Co., Ltd.

Metal	Smelter/Facility
Tantalum	Telex Metals
Tantalum	Tranzact, Inc.
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	XinXing Haorong Electronic Material Co., Ltd.
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.
Tin	Alpha
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited
Tin	China Tin Group Co., Ltd.
Tin	Cooperativa Metalurgica de Rondônia Ltda.
Tin	CV Gita Pesona
Tin	CV Serumpun Sebalai
Tin	CV United Smelting
Tin	Dowa
Tin	EM Vinto
Tin	Fenix Metals
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Jiangxi Ketai Advanced Material Co., Ltd.
Tin	Magnu’s Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Metallic Resources, Inc.
Tin	Metallo-Chimique N.V.
Tin	Mineração Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	MMC (Mitsubishi Materials Corporation)
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalurgical S.A.
Tin	PT Aries Kencana Sejahtera
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT Bukit Timah
Tin	PT DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri
Tin	PT Inti Stania Prima
Tin	PT Karimun Mining
Tin	PT Mitra Stania Prima
Tin	PT Panca Mega Persada
Tin	PT Prima Timah Utama
Tin	PT Refined Bangka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Sumber Jaya Indah
Tin	PT Timah (Persero) Tbk Kundur
Tin	PT Timah (Persero) Tbk Mentok
Tin	PT Tinindo Inter Nusa
Tin	PT WAHANA PERKIT JAYA

Metal	Smelter/Facility
Tin	Rui Da Hung
Tin	Soft Metais Ltda.
Tin	Thaisarco
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Tin Group (Holding) Company Limited
Tungsten	A.L.M.T. Corp.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck Smelting GmbH & Co. KG
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Hydrometallurg, JSC
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Unecha Refractory Metals Plant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.
Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.

Countries of origin identified: Angola, Argentina, Armenia, Australia, Austria, Belgium, Bolivia, Brazil, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Congo (Brazzaville), Czech Republic, Djibouti, DRC- Congo (Kinshasa), Ecuador, Egypt, Estonia, Ethiopia, Finland, Germany, Ghana, Guinea, Guyana, India, Indonesia, Ireland, Japan, Jersey, Kazakhstan, Kenya, Korea, Republic of, Kyrgyzstan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, New Zealand, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Saudi Arabia, Sierra Leone, Slovakia, South Africa, South Sudan, Spain, Suriname Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, Uganda, United Kingdom, United States, Uzbekistan, Viet Nam, Zambia, Zimbabwe

Table 2 – The following Vendor-Reported Facilities were validated as smelters/refiners but are unaudited by the CFSI (or other program) and country of origin information was unavailable. We continue to engage with our vendors to determine the source of Conflict Minerals processed at the following facilities and to engage in efforts to determine the mine or location of origin of the Conflict Minerals used with greater specificity.

Metal	Smelter/Facility
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	AURA-II
Gold	Caridad
Gold	Chugai Mining
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Elemetal Refining, LLC
Gold	Fidelity Printers and Refiners Ltd.
Gold	Gansu Seemine Material Hi-Tech Co Ltd
Gold	Guangdong Jinding Gold Limited
Gold	Gujarat Gold Centre
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	HwaSeong CJ Co. Ltd
Gold	Johnson Matthey Chemicals Ltd.
Gold	Kaloti Precious Metals
Gold	Kazakhmys Smelting LLC
Gold	L’azurde Company For Jewelry
Gold	Lingbao Gold Company Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Morris and Watson
Gold	Penglai Penggang Gold Industry Co Ltd
Gold	Remondis Argentia B.V.
Gold	Sabin Metal Corp.
Gold	SAFINA A.S.
Gold	Sai Refinery
Gold	SAMWON METALS Corp.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	So Accurate Group, Inc.
Gold	Sudan Gold Refinery
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.
Gold	Tony Goetz NV
Gold	TOO Tau-Ken-Altyn
Gold	Universal Precious Metals Refining Zambia
Gold	Yunnan Copper Industry Co Ltd
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	CNMC (Guangxi) PGMA Co. Ltd.
Tin	Estanho de Rondônia S.A.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Huichang Jinshunda Tin Co. Ltd
Tin	Nankang Nanshan Tin Co., Ltd.
Tin	PT Justindo
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Rare Metals Tungsten Holdings Group